Exhibit 21

                             SOLITRON DEVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                        Percentage of Voting
                                        Securities Owned          State of
                                        by Registrant             Incorporation
                                        -------------             --------------


Subsidiaries of Registrant:

Solitron Specialty Products, Inc.       100%                      Delaware
Solidev International
  Sales Corporation                     100%                      Germany
Solitron International, Inc.            100%                      Virgin Islands
Solidev Warenvertriebs GmbH             100%                      Germany


All subsidiaries are included in the consolidated financial statements.